News Release

AMERIS BANCORP ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS

Highlights of Ameris’s results for the first quarter of 2026 include the following:
•Net income of $110.5 million, or $1.63 per diluted share
•Return on average assets of 1.62%
•Return on average tangible common equity(1) of 14.75%
•Net interest margin (TE) expansion of 3bps to 3.88% for the first quarter of 2026
•Growth in earning assets of $607.8 million, or 9.7% annualized
•Loan growth of $314.5 million, or 5.9% annualized
•Deposit growth of $260.7 million, or 4.7% annualized
•Efficiency ratio of 49.97%, an improvement from 52.83% for the first quarter of 2025
•Revenue growth of 9.5% annualized in the first quarter of 2026
•Noninterest-bearing deposit mix improved to 29.8% of total deposits
•Annualized net charge-offs declined to 0.21% of average total loans
•Tangible book value(1) growth of $0.61 per share, or 5.6% annualized, to $44.79 at March 31, 2026
•Increased share repurchases totaling $74.9 million, or 950,400 shares, in the quarter

ATLANTA, GA, April 23, 2026 - Ameris Bancorp (NYSE: ABCB) (the “Company” or “Ameris”) today reported net income of $110.5 million, or $1.63 per diluted share, for the quarter ended March 31, 2026, compared with $87.9 million, or $1.27 per diluted share, for the quarter ended March 31, 2025.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “First quarter was a strong start to the year with our performance metrics continuing to outpace the broader industry. Our ROA expanded to 1.62%, our return on average tangible common equity grew to 14.75% and our margin expanded 3 basis points to 3.88% for the first quarter. The continued focus on expenses across the Company resulted in an efficiency ratio just under 50% despite some seasonal headwinds. Growth was robust with annualized revenue growth in the high single digits and annualized loan and deposit growth in the mid-single digits. We were more active in our share repurchase program, buying back almost $75 million of our common stock in the quarter or approximately 1.4% of our outstanding equity. Overall, another solid quarter from Ameris with our focus remaining on profitably growing our franchise across our attractive Southeast markets.”

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) was $245.4 million in the first quarter of 2026, a decrease of $903,000, or 0.4%, from last quarter and an increase of $22.6 million, or 10.2%, compared with the first quarter of 2025. The Company's average earning assets increased during the quarter by $265.2 million, or 4.2% annualized, primarily due to an increase of $311.9 million in average portfolio loans outstanding and an increase of $99.7 million in the average balance of investment securities, partially offset by a decrease in average loans held for sale of $142.1 million.

The Company's net interest margin expanded to 3.88% for the first quarter of 2026, a three-basis point increase from 3.85% reported for the fourth quarter of 2025 and a 15-basis point improvement from the 3.73% reported for the first quarter of 2025.

Yields on earning assets decreased four basis points during the quarter to 5.57%, compared with 5.61% in the fourth quarter of 2025. This decrease is primarily related to a two-basis point decrease in yield on portfolio loans outstanding during the first quarter of 2026.

The Company’s total cost of funds decreased seven basis points to 1.88% in the first quarter of 2026, compared with 1.95% in the fourth quarter of 2025, and improved 18 basis points compared with the first quarter of 2025. Deposit costs decreased 11 basis points during the first quarter of 2026 to 1.76%, compared with 1.87% in the fourth quarter of 2025. Costs of interest-bearing deposits during the quarter were 2.50%, a decrease of 16 basis points compared with the fourth quarter of 2025.

Noninterest Income
Noninterest income increased $8.1 million, or 13.1%, in the first quarter of 2026 to $69.9 million, compared with $61.8 million for the fourth quarter of 2025. Mortgage banking activity increased $5.1 million, or 16.1%, to $37.0 million in the first quarter of 2026, compared with $31.9 million for the fourth quarter of 2025. Total production in the retail mortgage division seasonally decreased $128.4 million, or 10.6%, to $1.09 billion in the first quarter of 2026, compared with $1.22 billion for the fourth quarter of 2025. The retail mortgage open pipeline was $632.7 million at the end of the first quarter of 2026, compared with $701.9 million for the fourth quarter of 2025. Gain on sale spreads decreased to 2.08% in the first quarter of 2026 from 2.20% for the fourth quarter of 2025. Other noninterest income increased $2.8 million, or 44.4%, in the first quarter of 2026 to $9.1 million, compared with $6.3 million for the fourth quarter of 2025. This increase is primarily due to a $1.1 million loss on the sale of mortgage servicing rights and a $910,000 servicing right impairment in the fourth quarter of 2025, both of which did not recur in the current quarter, and an $837,000 increase in gain on sale of SBA loans in the first quarter of 2026 compared with the fourth quarter of 2025.

Noninterest Expense
Noninterest expense increased $14.0 million, or 9.8%, to $157.1 million during the first quarter of 2026, compared with $143.1 million for the fourth quarter of 2025. The increase was primarily driven by cyclical increases in payroll tax and 401(k) expenses totaling $4.9 million, an increase in incentives of $4.3 million, an increase in advertising and marketing expenses of $1.3 million, an increase of $1.1 million in FDIC assessment expense and an increase in donations of $1.0 million. Management continues to deliver high performing operating efficiency, with an efficiency ratio of 49.97% in the first quarter of 2026, compared with 46.59% in the fourth quarter of 2025 and 52.83% in the first quarter of 2025.

Income Tax Expense
The Company's effective tax rate for the first quarter of 2026 was 21.5%, compared with 23.2% for the fourth quarter of 2025. The decreased rate resulted primarily from the excess benefit of share-based compensation awards that vested during the first quarter of 2026.

Balance Sheet Trends
Total assets at March 31, 2026 were $28.11 billion, compared with $27.52 billion at December 31, 2025. During the first quarter of 2026, loans, net of unearned income, increased by $314.5 million, or 5.9% annualized, compared with $21.51 billion at December 31, 2025. Unfunded commitments increased $298.7 million during the first quarter of 2026, due to strong production in construction and warehouse lending during the quarter. Loans held for sale decreased to $496.6 million at March 31, 2026 from $623.2 million at December 31, 2025. Debt securities available-for-sale amounted to $2.35 billion, compared with $2.21 billion at December 31, 2025.

At March 31, 2026, total deposits amounted to $22.64 billion, compared with $22.38 billion at December 31, 2025. During the first quarter of 2026, deposits grew $260.7 million, with noninterest-bearing accounts increasing $322.8 million, interest-bearing demand accounts increasing $168.1 million, brokered CDs increasing $143.9 million and savings accounts increasing $9.0 million. Such increases were offset by decreases in money market accounts of $330.5 million and retail CDs of $52.7 million. Noninterest-bearing accounts as a percentage of total deposits increased, such that at March 31, 2026, noninterest-bearing deposit accounts represented $6.75 billion, or 29.8% of total deposits, compared with $6.43 billion, or 28.7% of total deposits, at December 31, 2025.

Shareholders’ equity at March 31, 2026 totaled $4.08 billion, an increase of $6.1 million, or 0.1%, from December 31, 2025. The increase in shareholders’ equity was primarily the result of earnings of $110.5 million during the first quarter of 2026, largely offset by dividends declared, share repurchases and a decrease in accumulated other comprehensive income of $9.8 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $0.61 per share, or 5.6% annualized, during the first quarter of

2026 to $44.79 at March 31, 2026. Tangible common equity as a percentage of tangible assets was 11.15% at March 31, 2026, compared with 11.37% at the end of 2025. The Company repurchased 950,400 shares of its common stock in the quarter ending March 31, 2026.

Credit Quality
During the first quarter of 2026, the Company recorded a provision for credit losses of $16.6 million, compared with a provision of $23.0 million in the fourth quarter of 2025. The allowance for credit losses on loans was 1.62% of loans at March 31, 2026, unchanged from the end of 2025. Nonperforming assets as a percentage of total assets increased one basis point to 0.45% during the quarter. Approximately $34.5 million, or 27.0%, of the nonperforming assets at March 31, 2026 were GNMA-guaranteed mortgage loans, which present minimal loss exposure for the Company. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets decreased two basis points to 0.33% at March 31, 2026, compared with 0.35% at the end of the fourth quarter of 2025. The net charge-off ratio was 21 basis points for the first quarter of 2026, compared with 26 basis points for the fourth quarter of 2025.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, April 24, 2026, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until May 1, 2026. To listen to the replay, dial 1-855-669-9658. The conference replay access code is 4888731. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp
Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates financial centers in five southeastern states and also serves consumer and business customers nationwide through select lending channels. Ameris manages $28.1 billion in assets as of March 31, 2026, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on management's opinions only as of the date hereof and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behavior of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeover; the success and timing of our business strategies and plans; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements except as required by law.

For more information, contact:
Brady Gailey
Executive Director of Corporate Development
(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2026	2025	2025	2025	2025
EARNINGS
Net income	$110,492	$108,356	$106,029	$109,834	$87,935
Adjusted net income(1)	$110,492	$108,838	$104,040	$109,444	$88,012

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.64	$1.59	$1.55	$1.60	$1.28
Diluted	$1.63	$1.59	$1.54	$1.60	$1.27
Adjusted diluted EPS(1)	$1.63	$1.59	$1.52	$1.59	$1.27
Cash dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per share (period end)	$60.64	$59.92	$58.56	$57.02	$55.49
Tangible book value per share (period end)(1)	$44.79	$44.18	$42.90	$41.32	$39.78
Weighted average number of shares
Basic	67,540,444	68,022,346	68,401,737	68,594,608	68,785,458
Diluted	67,766,997	68,328,365	68,665,669	68,796,577	69,030,331
Period end number of shares	67,320,298	68,022,316	68,587,742	68,711,043	68,910,924
Market data
High intraday price	$87.98	$78.99	$76.58	$65.43	$68.85
Low intraday price	$73.20	$68.80	$64.30	$48.27	$55.32
Period end closing price	$77.99	$74.27	$73.31	$64.70	$57.57
Average daily volume	558,814	448,341	435,766	416,355	430,737

PERFORMANCE RATIOS
Return on average assets	1.62%	1.57%	1.56%	1.65%	1.36%
Adjusted return on average assets(1)	1.62%	1.58%	1.53%	1.64%	1.36%
Return on average common equity	10.91%	10.63%	10.61%	11.40%	9.39%
Adjusted return on average tangible common equity(1)	14.75%	14.53%	14.29%	15.76%	13.15%
Earning asset yield (TE)	5.57%	5.61%	5.66%	5.64%	5.61%
Total cost of funds	1.88%	1.95%	2.05%	2.06%	2.06%
Net interest margin (TE)	3.88%	3.85%	3.80%	3.77%	3.73%
Efficiency ratio	49.97%	46.59%	49.19%	51.63%	52.83%
Adjusted efficiency ratio(1)	49.97%	46.68%	49.62%	51.74%	52.79%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	14.52%	14.81%	14.82%	14.68%	14.42%
Tangible common equity to tangible assets(1)	11.15%	11.37%	11.31%	11.09%	10.78%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,023	2,043	2,068	2,036	2,045
Retail Mortgage Division	528	538	546	550	577
Warehouse Lending Division	7	7	8	8	7
Premium Finance Division	84	85	78	78	81
Total Ameris Bancorp FTE headcount	2,642	2,673	2,700	2,672	2,710

Branch locations	163	163	164	164	164
Deposits per branch location	$138,876	$137,276	$135,537	$133,736	$133,612
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2026	2025	2025	2025	2025
Interest income
Interest and fees on loans	$317,883	$323,833	$321,457	$315,893	$304,168
Interest on taxable securities	25,474	24,886	23,253	20,696	18,492
Interest on nontaxable securities	374	422	343	334	329
Interest on deposits in other banks	8,040	8,922	9,993	10,715	10,789
Total interest income	351,771	358,063	355,046	347,638	333,778

Interest expense
Interest on deposits	96,227	105,314	106,851	106,796	105,215
Interest on other borrowings	11,108	7,442	10,231	9,029	6,724
Total interest expense	107,335	112,756	117,082	115,825	111,939

Net interest income	244,436	245,307	237,964	231,813	221,839

Provision for loan losses	17,895	16,601	11,176	3,110	16,519
Provision for unfunded commitments	(1,338)	6,348	11,446	(335)	5,373
Provision for other credit losses	(6)	1	8	(3)	—
Provision for credit losses	16,551	22,950	22,630	2,772	21,892
Net interest income after provision for credit losses	227,885	222,357	215,334	229,041	199,947

Noninterest income
Service charges on deposit accounts	13,679	14,088	13,931	13,493	13,133
Mortgage banking activity	37,008	31,874	40,666	39,221	35,254
Other service charges, commissions and fees	1,027	1,102	1,124	1,158	1,109
Gain on securities	—	12	1,581	—	40
Equipment finance activity	9,086	8,434	8,858	6,572	6,698
Other noninterest income	9,120	6,317	10,114	8,467	7,789
Total noninterest income	69,920	61,827	76,274	68,911	64,023

Noninterest expense
Salaries and employee benefits	91,366	81,997	90,948	89,308	86,615
Occupancy and equipment	11,625	11,321	11,524	11,401	10,677
Data processing and communications expenses	16,793	16,236	16,058	15,366	14,855
Credit resolution-related expenses(1)	509	953	770	657	765
Advertising and marketing	3,296	1,984	3,377	3,745	2,883
Amortization of intangible assets	3,393	3,879	3,879	4,076	4,103
Loan servicing expenses	7,380	7,267	8,142	7,897	7,823
Other noninterest expenses	22,718	19,453	19,868	22,810	23,313
Total noninterest expense	157,080	143,090	154,566	155,260	151,034

Income before income tax expense	140,725	141,094	137,042	142,692	112,936
Income tax expense	30,233	32,738	31,013	32,858	25,001
Net income	$110,492	$108,356	$106,029	$109,834	$87,935

Diluted earnings per common share	$1.63	$1.59	$1.54	$1.60	$1.27

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2026	2025	2025	2025	2025
Assets
Cash and due from banks	$235,114	$253,807	$216,927	$249,676	$253,289
Interest-bearing deposits in banks	1,094,185	835,113	826,237	920,594	1,039,111
Debt securities available-for-sale, at fair value	2,353,396	2,207,173	2,131,671	1,871,298	1,943,011
Debt securities held-to-maturity, at amortized cost	202,550	203,242	202,581	176,487	173,757
Other investments	100,718	85,443	70,644	69,910	65,630
Loans held for sale	496,629	623,152	604,136	544,091	545,388

Loans, net of unearned income	21,827,980	21,513,522	21,258,374	21,041,497	20,706,644
Allowance for credit losses	(354,682)	(348,141)	(345,294)	(341,567)	(345,555)
Loans, net	21,473,298	21,165,381	20,913,080	20,699,930	20,361,089

Other real estate owned	3,091	2,918	3,137	1,825	863
Premises and equipment, net	216,397	213,097	211,567	211,434	207,895
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	51,430	54,824	58,703	62,582	66,658
Cash value of bank owned life insurance	424,164	420,583	417,096	414,381	410,890
Other assets	443,317	435,500	428,404	442,299	431,713
Total assets	$28,109,935	$27,515,879	$27,099,829	$26,680,153	$26,514,940

Liabilities
Deposits
Noninterest-bearing	$6,748,976	$6,426,145	$6,757,233	$6,800,519	$6,744,781
Interest-bearing	15,887,764	15,949,850	15,470,845	15,132,156	15,167,628
Total deposits	22,636,740	22,375,995	22,228,078	21,932,675	21,912,409
Other borrowings	887,974	558,039	337,094	376,700	276,744
Subordinated deferrable interest debentures	134,801	134,302	133,804	133,306	132,807
Other liabilities	368,293	371,515	384,152	319,794	369,178
Total liabilities	24,027,808	23,439,851	23,083,128	22,762,475	22,691,138

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	73,252	72,898	72,900	72,897	72,885
Capital stock	1,973,881	1,971,131	1,968,124	1,964,896	1,961,732
Retained earnings	2,307,358	2,210,385	2,115,712	2,023,493	1,927,489
Accumulated other comprehensive income (loss), net of tax	(1,476)	8,312	5,171	(6,886)	(14,430)
Treasury stock	(270,888)	(186,698)	(145,206)	(136,722)	(123,874)
Total shareholders' equity	4,082,127	4,076,028	4,016,701	3,917,678	3,823,802
Total liabilities and shareholders' equity	$28,109,935	$27,515,879	$27,099,829	$26,680,153	$26,514,940

Other Data
Earning assets	$26,075,458	$25,467,645	$25,093,643	$24,623,877	$24,473,541
Intangible assets	1,067,076	1,070,470	1,074,349	1,078,228	1,082,304
Interest-bearing liabilities	16,910,539	16,642,191	15,941,743	15,642,162	15,577,179
Average assets	27,672,313	27,394,953	26,972,134	26,757,322	26,229,423
Average common shareholders' equity	4,107,670	4,044,338	3,964,207	3,865,031	3,798,149

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2026	2025	2025	2025	2025
Allowance for Credit Losses
Balance at beginning of period	$401,558	$392,362	$377,181	$381,507	$368,663

Provision for loan losses	17,895	16,601	11,176	3,110	16,519
Provision for unfunded commitments	(1,338)	6,348	11,446	(335)	5,373
Provision for other credit losses	(6)	1	8	(3)	—
Provision for credit losses	16,551	22,950	22,630	2,772	21,892

Charge-offs	17,527	19,575	13,631	14,227	15,383
Recoveries	6,173	5,821	6,182	7,129	6,335
Net charge-offs (recoveries)	11,354	13,754	7,449	7,098	9,048

Ending balance	$406,755	$401,558	$392,362	$377,181	$381,507

Allowance for loan losses	$354,682	$348,141	$345,294	$341,567	$345,555
Allowance for unfunded commitments	52,004	53,342	46,994	35,548	35,883
Allowance for other credit losses	69	75	74	66	69
Total allowance for credit losses	$406,755	$401,558	$392,362	$377,181	$381,507

Non-Performing Assets
Nonaccrual portfolio loans	$81,969	$84,711	$77,257	$75,286	$86,229
Other real estate owned	3,091	2,918	3,137	1,825	863
Repossessed assets	4	4	3	2	—
Accruing loans delinquent 90 days or more	8,230	8,492	9,325	8,415	14,930
Non-performing portfolio assets	$93,294	$96,125	$89,722	$85,528	$102,022
Serviced GNMA-guaranteed mortgage nonaccrual loans	34,489	24,347	19,706	11,733	13,441
Total non-performing assets	$127,783	$120,472	$109,428	$97,261	$115,463

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.33%	0.35%	0.33%	0.32%	0.38%
Total non-performing assets as a percent of total assets	0.45%	0.44%	0.40%	0.36%	0.44%
Net charge-offs as a percent of average loans (annualized)	0.21%	0.26%	0.14%	0.14%	0.18%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2026	2025	2025	2025	2025
Loans by Type
Commercial and industrial	$3,400,837	$3,288,505	$3,299,269	$3,184,211	$3,075,971
Consumer	166,652	180,010	202,688	209,990	213,902
Mortgage warehouse	1,232,103	1,150,782	1,083,941	1,092,475	891,412
Municipal	420,775	434,234	437,823	436,759	429,227
Premium Finance	1,365,018	1,306,267	1,358,259	1,294,293	1,176,309
Real estate - construction and development	1,564,242	1,469,250	1,411,178	1,485,842	1,842,431
Real estate - commercial and farmland	9,364,885	9,311,405	9,054,927	8,877,750	8,574,626
Real estate - residential	4,313,468	4,373,069	4,410,289	4,460,177	4,502,766
Total loans	$21,827,980	$21,513,522	$21,258,374	$21,041,497	$20,706,644

Loans by Risk Grade
Pass	$21,598,675	$21,305,745	$21,058,458	$20,820,888	$20,468,496
Other assets especially mentioned	49,359	39,709	37,236	66,677	73,783
Substandard	179,946	168,068	162,680	153,932	164,365
Total loans	$21,827,980	$21,513,522	$21,258,374	$21,041,497	$20,706,644

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2026	2025	2025	2025	2025
Earning Assets
Interest-bearing deposits in banks	$879,724	$884,149	$883,976	$951,851	$980,164
Debt securities - taxable	2,532,669	2,432,934	2,282,470	2,117,596	1,998,226
Debt securities - nontaxable	45,241	45,237	44,823	41,299	41,391
Loans held for sale	616,530	758,588	706,679	730,770	565,531
Loans	21,590,793	21,278,859	21,038,350	20,928,825	20,620,777
Total Earning Assets	$25,664,957	$25,399,767	$24,956,298	$24,770,341	$24,206,089

Deposits
Noninterest-bearing deposits	$6,547,843	$6,668,120	$6,849,129	$6,766,557	$6,522,784
NOW accounts	4,195,369	4,052,397	3,900,999	3,939,802	3,988,458
MMDA	7,189,981	7,347,897	6,977,134	6,918,382	6,911,554
Savings accounts	760,258	754,439	756,383	766,331	767,148
Retail CDs	2,268,935	2,325,456	2,344,084	2,393,402	2,436,974
Brokered CDs	1,221,181	1,249,020	1,070,735	1,145,043	962,768
Total Deposits	22,183,567	22,397,329	21,898,464	21,929,517	21,589,686
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	1	—	1	—	—
FHLB advances	871,128	423,669	443,243	326,054	149,537
Other borrowings	9,899	9,920	169,994	193,492	193,494
Subordinated deferrable interest debentures	134,537	134,041	133,541	133,043	132,544
Total Non-Deposit Funding	1,015,565	567,630	746,779	652,589	475,575
Total Funding	$23,199,132	$22,964,959	$22,645,243	$22,582,106	$22,065,261

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2026	2025	2025	2025	2025
Interest Income
Interest-bearing deposits in banks	$8,040	$8,922	$9,993	$10,715	$10,789
Debt securities - taxable	25,474	24,886	23,253	20,696	18,492
Debt securities - nontaxable (TE)	473	535	434	423	416
Loans held for sale	9,000	11,233	11,237	11,578	9,045
Loans (TE)	309,732	313,467	311,082	305,154	295,964
Total Earning Assets	$352,719	$359,043	$355,999	$348,566	$334,706

Interest Expense
Interest-Bearing Deposits
NOW accounts	$18,106	$18,508	$18,230	$18,144	$18,306
MMDA	46,737	52,455	54,657	53,469	52,261
Savings accounts	679	734	813	826	830
Retail CDs	18,958	20,567	21,253	21,852	23,245
Brokered CDs	11,747	13,050	11,898	12,505	10,573
Total Interest-Bearing Deposits	96,227	105,314	106,851	106,796	105,215
Non-Deposit Funding
FHLB advances	8,179	4,347	4,863	3,508	1,362
Other borrowings	159	169	2,328	2,499	2,350
Subordinated deferrable interest debentures	2,770	2,926	3,040	3,022	3,012
Total Non-Deposit Funding	11,108	7,442	10,231	9,029	6,724
Total Interest-Bearing Funding	$107,335	$112,756	$117,082	$115,825	$111,939

Net Interest Income (TE)	$245,384	$246,287	$238,917	$232,741	$222,767

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2026	2025	2025	2025	2025
Earning Assets
Interest-bearing deposits in banks	3.71%	4.00%	4.48%	4.52%	4.46%
Debt securities - taxable	4.08%	4.06%	4.04%	3.92%	3.75%
Debt securities - nontaxable (TE)	4.24%	4.69%	3.84%	4.11%	4.08%
Loans held for sale	5.92%	5.87%	6.31%	6.35%	6.49%
Loans (TE)	5.82%	5.84%	5.87%	5.85%	5.82%
Total Earning Assets	5.57%	5.61%	5.66%	5.64%	5.61%

Interest-Bearing Deposits
NOW accounts	1.75%	1.81%	1.85%	1.85%	1.86%
MMDA	2.64%	2.83%	3.11%	3.10%	3.07%
Savings accounts	0.36%	0.39%	0.43%	0.43%	0.44%
Retail CDs	3.39%	3.51%	3.60%	3.66%	3.87%
Brokered CDs	3.90%	4.15%	4.41%	4.38%	4.45%
Total Interest-Bearing Deposits	2.50%	2.66%	2.82%	2.83%	2.83%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%
FHLB advances	3.81%	4.07%	4.35%	4.32%	3.69%
Other borrowings	6.51%	6.76%	5.43%	5.18%	4.93%
Subordinated deferrable interest debentures	8.35%	8.66%	9.03%	9.11%	9.22%
Total Non-Deposit Funding	4.44%	5.20%	5.44%	5.55%	5.73%
Total Interest-Bearing Liabilities	2.61%	2.74%	2.94%	2.94%	2.92%

Net Interest Spread	2.96%	2.87%	2.72%	2.70%	2.69%

Net Interest Margin(2)	3.88%	3.85%	3.80%	3.77%	3.73%

Total Cost of Funds(3)	1.88%	1.95%	2.05%	2.06%	2.06%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2026	2025	2025	2025	2025
Net income available to common shareholders	$110,492	$108,356	$106,029	$109,834	$87,935

Adjustment items:
Loss (gain) on sale of MSR	—	1,127	(125)	(356)	14
Gain on securities	—	(12)	(1,581)	—	(40)
Servicing right impairment (recovery)	—	910	—	—	—
Gain on BOLI proceeds	—	(220)	(390)	—	(11)
FDIC special assessment	—	(1,136)	(318)	(138)	138
Tax effect of adjustment items (Note 1)	—	(187)	425	104	(24)
After tax adjustment items	—	482	(1,989)	(390)	77
Adjusted net income	$110,492	$108,838	$104,040	$109,444	$88,012

Weighted average number of shares - diluted	67,766,997	68,328,365	68,665,669	68,796,577	69,030,331
Net income per diluted share	$1.63	$1.59	$1.54	$1.60	$1.27
Adjusted net income per diluted share	$1.63	$1.59	$1.52	$1.59	$1.27

Average assets	$27,672,313	$27,394,953	$26,972,134	$26,757,322	$26,229,423
Return on average assets	1.62%	1.57%	1.56%	1.65%	1.36%
Adjusted return on average assets	1.62%	1.58%	1.53%	1.64%	1.36%

Average common equity	$4,107,670	$4,044,338	$3,964,207	$3,865,031	$3,798,149
Average tangible common equity	$3,039,019	$2,971,985	$2,887,961	$2,784,819	$2,713,847
Return on average common equity	10.91%	10.63%	10.61%	11.40%	9.39%
Return on average tangible common equity	14.75%	14.46%	14.57%	15.82%	13.14%
Adjusted return on average tangible common equity	14.75%	14.53%	14.29%	15.76%	13.15%

Note 1: Tax effect is calculated utilizing a 21% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio	Table 9B
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2026	2025	2025	2025	2025
Adjusted Noninterest Expense
Total noninterest expense	$157,080	$143,090	$154,566	$155,260	$151,034
Adjustment items:
FDIC special assessment	—	1,136	318	138	(138)
Adjusted noninterest expense	$157,080	$144,226	$154,884	$155,398	$150,896

Adjusted Total Revenue
Net interest income	$244,436	$245,307	$237,964	$231,813	$221,839
Noninterest income	69,920	61,827	76,274	68,911	64,023
Total revenue	314,356	307,134	314,238	300,724	285,862
Adjustment items:
Gain on securities	—	(12)	(1,581)	—	(40)
(Gain)/loss on sale of MSR	—	1,127	(125)	(356)	14
Gain on BOLI proceeds	—	(220)	(390)	—	(11)
Servicing right impairment (recovery)	—	910	—	—	—
Adjusted total revenue	$314,356	$308,939	$312,142	$300,368	$285,825

Efficiency ratio	49.97%	46.59%	49.19%	51.63%	52.83%
Adjusted efficiency ratio	49.97%	46.68%	49.62%	51.74%	52.79%

Tangible Book Value Per Share	Table 9C
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2026	2025	2025	2025	2025
Total shareholders' equity	$4,082,127	$4,076,028	$4,016,701	$3,917,678	$3,823,802
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	51,430	54,824	58,703	62,582	66,658
Total tangible shareholders' equity	$3,015,051	$3,005,558	$2,942,352	$2,839,450	$2,741,498

Period end number of shares	67,320,298	68,022,316	68,587,742	68,711,043	68,910,924
Book value per share (period end)	$60.64	$59.92	$58.56	$57.02	$55.49
Tangible book value per share (period end)	$44.79	$44.18	$42.90	$41.32	$39.78

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets ("TCE Ratio")	Table 9D
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2026	2025	2025	2025	2025
Total shareholders' equity	$4,082,127	$4,076,028	$4,016,701	$3,917,678	$3,823,802
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	51,430	54,824	58,703	62,582	66,658
Total tangible shareholders' equity	$3,015,051	$3,005,558	$2,942,352	$2,839,450	$2,741,498

Total assets	$28,109,935	$27,515,879	$27,099,829	$26,680,153	$26,514,940
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	51,430	54,824	58,703	62,582	66,658
Total tangible assets	$27,042,859	$26,445,409	$26,025,480	$25,601,925	$25,432,636

Equity to Assets	14.52%	14.81%	14.82%	14.68%	14.42%
Tangible Common Equity to Tangible Assets	11.15%	11.37%	11.31%	11.09%	10.78%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2026	2025	2025	2025	2025
Retail Mortgage Division
Net interest income	$16,828	$19,312	$20,179	$22,031	$21,844
Provision for credit losses	3,074	(3,142)	529	1,010	5,191
Noninterest income	36,316	30,056	40,081	37,726	34,729
Noninterest expense
Salaries and employee benefits	21,912	21,413	21,589	24,358	20,995
Occupancy and equipment expenses	649	754	760	811	829
Data processing and telecommunications expenses	1,224	1,315	1,232	1,391	1,297
Other noninterest expenses	12,532	11,547	12,480	12,496	11,963
Total noninterest expense	36,317	35,029	36,061	39,056	35,084
Income before income tax expense	13,753	17,481	23,670	19,691	16,298
Income tax expense	2,888	3,671	4,970	4,135	3,423
Net income	$10,865	$13,810	$18,700	$15,556	$12,875

Warehouse Lending Division
Net interest income	$7,594	$7,430	$7,474	$7,091	$5,902
Provision for credit losses	177	129	23	369	(175)
Noninterest income	796	736	756	1,893	554
Noninterest expense
Salaries and employee benefits	544	556	566	618	552
Occupancy and equipment expenses	8	7	7	7	7
Data processing and telecommunications expenses	35	54	57	59	38
Other noninterest expenses	179	195	195	96	270
Total noninterest expense	766	812	825	780	867
Income before income tax expense	7,447	7,225	7,382	7,835	5,764
Income tax expense	1,564	1,517	1,550	1,646	1,210
Net income	$5,883	$5,708	$5,832	$6,189	$4,554

Premium Finance Division
Net interest income	$11,647	$11,802	$12,251	$11,190	$9,880
Provision for credit losses	1,447	926	461	716	456
Noninterest income	17	17	18	17	16
Noninterest expense
Salaries and employee benefits	2,664	2,446	2,492	2,331	2,352
Occupancy and equipment expenses	38	37	39	36	37
Data processing and telecommunications expenses	186	106	101	91	129
Other noninterest expenses	687	1,240	1,075	1,115	969
Total noninterest expense	3,575	3,829	3,707	3,573	3,487
Income before income tax expense	6,642	7,064	8,101	6,918	5,953
Income tax expense	1,384	1,450	1,669	1,410	1,214
Net income	$5,258	$5,614	$6,432	$5,508	$4,739

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2026	2025	2025	2025	2025
Banking Division
Net interest income	$208,367	$206,763	$198,060	$191,501	$184,213
Provision for credit losses	11,853	25,037	21,617	677	16,420
Noninterest income	32,791	31,018	35,419	29,275	28,724
Noninterest expense
Salaries and employee benefits	66,246	57,582	66,301	62,001	62,716
Occupancy and equipment expenses	10,930	10,523	10,718	10,547	9,804
Data processing and telecommunications expenses	15,348	14,761	14,668	13,825	13,391
Other noninterest expenses	23,898	20,554	22,286	25,478	25,685
Total noninterest expense	116,422	103,420	113,973	111,851	111,596
Income before income tax expense	112,883	109,324	97,889	108,248	84,921
Income tax expense	24,397	26,100	22,824	25,667	19,154
Net income	$88,486	$83,224	$75,065	$82,581	$65,767

Total Consolidated
Net interest income	$244,436	$245,307	$237,964	$231,813	$221,839
Provision for credit losses	16,551	22,950	22,630	2,772	21,892
Noninterest income	69,920	61,827	76,274	68,911	64,023
Noninterest expense
Salaries and employee benefits	91,366	81,997	90,948	89,308	86,615
Occupancy and equipment expenses	11,625	11,321	11,524	11,401	10,677
Data processing and telecommunications expenses	16,793	16,236	16,058	15,366	14,855
Other noninterest expenses	37,296	33,536	36,036	39,185	38,887
Total noninterest expense	157,080	143,090	154,566	155,260	151,034
Income before income tax expense	140,725	141,094	137,042	142,692	112,936
Income tax expense	30,233	32,738	31,013	32,858	25,001
Net income	$110,492	$108,356	$106,029	$109,834	$87,935